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                       SPECIALTY CHEMICAL RESOURCES, INC.




                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE



                                               For further information contact:
                                                                  Corey B. Roth
                                                      Vice President, Treasurer
                                                        and Assistant Secretary
                                                                 (216) 468-1380



CLEVELAND, OHIO, October 3rd, 1996 -- Specialty Chemical Resources, Inc. (AMEX:CHM), announced today that it has extended the expiration date of its current rights offering from October 4, 1996 to October 11, 1996. In September 1996, the Company distributed to the record holders of its common stock subscription rights ("Rights") to subscribe for and purchase an aggregate principal amount of $4,000,000 of the Company's 6% Convertible Subordinated Notes due 2006. Stockholders received one Right for each 100 shares of common stock held by them as of the close of business on September 3, 1996. Stockholders now have until the close of business on October 11, 1996 to exercise their Rights.

Specialty Chemical Resources is a leading formulator and packager of aerosol products primarily for industrial maintenance and automotive service professionals. The Company's aerosol products include cleaners, sealants, gasket compounds, lubricants, waxes, adhesives, paints, coatings, degreasers, polishes, anti-statics and tire inflators.




October 3, 1996 9:49am  -- -- EC1
CLE1: 15179\1 -- 227533 Ver1